Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4
*CUSIP:   21988G296   Class  A-1
          21988GCG9   Class  A-2A
          21988GCH7   Class  A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of  January 15, 2004.....                                     $0.00
      Scheduled Income received on securities.....               $2,014,344.00
      Unscheduled Income received on securities.....                     $0.00

LESS:
      Distribution to Class A-1 Holders.....                    -$1,748,562.50
      Distribution to Class A-2A Holders.....                     -$265,781.50
      Distribution to Class A-2B Holders.....                           -$0.00
      Distribution to Depositor.....                                    -$0.00
      Distribution to Trustee.....                                      -$0.00
Balance as of  July 15, 2004.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  January 15, 2004.....                                     $0.00
      Scheduled principal payment received on securities.....            $0.00

LESS:
     Distribution to Holders.....                                       -$0.00
Balance as of  July 15, 2004.....                                        $0.00


              UNDERLYING SECURITIES HELD AS OF      July 15, 2004


        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $55,954,000     Republic New York Corporation, predecessor
                        to HSBC USA Inc. 7.20% Subordinated
                        Debentures due July 15, 2097
                        *CUSIP:  760719BH6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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